UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  October 20, 2010

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2010, Hanger Orthopedic Group, Inc. (the “Company”) and certain subsidiaries of the Company entered into an agreement (the “Purchase Agreement”) with Banc of America Securities LLC (“BofA”) and Jefferies & Company, Inc. (“Jefferies”), as the representatives of the other initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell, subject to the terms and conditions set forth therein, $200 million aggregate principal amount of its 7 1/8% Senior Notes due 2018 (the “Notes”) to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”).  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Notes will be guaranteed on a senior basis by all of the Company’s existing domestic subsidiaries and certain of its future domestic subsidiaries (the “Guarantors”).  The Notes will be issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as trustee, that will be executed in connection with the completion of the offering of the Notes.  Interest on the Notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2011.  The Notes will mature on November 15, 2018.

The Notes and the guarantees will be the Company’s and the Guarantors’ general unsecured senior obligations and will rank senior in right of payment to all of the Company’s future debt that is expressly subordinated in right of payment to the Notes and related guarantees.  The Notes will rank equally in right of payment with all of the Company’s and the Guarantor’s existing and future liabilities that are not so subordinated, will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing that indebtedness, and will be structurally subordinated to all of the liabilities of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of those subsidiaries.

On or after November 15, 2014, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture.  In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes on or before November 15, 2013, with the net proceeds of certain equity offerings by the Company, at a redemption price of 107.125% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.  The Company may also redeem the Notes, in whole or in part, at any time prior to November 15, 2014 at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date.

If the Company experiences certain kinds of changes of control, it must offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.

The Indenture will contain various covenants, including, but not limited to, covenants that, subject to certain exceptions, will limit the Company’s and its restricted subsidiaries’ ability to (i) incur additional debt; (ii) make restricted payments (including paying dividends on, redeeming or repurchasing capital stock); (iii) dispose of assets; (iv) grant liens on assets; (v) engage in certain transactions with affiliates; (vi) merge or consolidate or transfer substantially all of the Company’s consolidated assets; and (vii) enter into sale/leaseback transactions.  The Indenture will also provide for customary events of default.  If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, and any accrued interest on, the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

In connection with the completion of the offering of the Notes, the Company, the Guarantors, and BofA and Jefferies, as representatives of the Initial Purchasers, will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree, among other things, (i) to use its commercially reasonable efforts to consummate an exchange offer within 180 days after the issuance of the Notes, or (ii) if required, to have a shelf registration statement declared effective with respect to resales of the Notes.  If the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes, under certain circumstances, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the default.  The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum rate of additional interest of 1.00% per annum.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

The completion of the sale of the Notes to the Initial Purchasers is expected to take place on November 2, 2010.  The net proceeds from the sale of the Notes are expected to be used (i) to repurchase any and all of the Company’s outstanding 10¼% Senior Notes due 2014 tendered to the Company through 8:00 a.m., New York Time, on November 17, 2010 pursuant to the cash tender offer for such notes the Company launched on October 19, 2010, (ii) to pay fees and expenses in connection therewith, and (iii) for general corporate purposes, all as further described in the Purchase Agreement.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is filed herewith:

Exhibit	Document

1.1

Purchase Agreement, dated as of October 20, 2010, among the Registrant, the guarantors named therein, and Banc of America Securities LLC and Jefferies & Company, Inc., as the representatives of the other initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: October 26, 2010

HANGER ORTHOPEDIC GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Dated October 20, 2010

Exhibit Number

(1.1)

Purchase Agreement, dated as of October 20, 2010, among the Registrant, the guarantors named therein, and Banc of America Securities LLC and Jefferies & Company, Inc., as the representatives of the other initial purchasers named therein.